EXHIBIT 32.2

                           CERTIFICATIONS PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                            (18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Connected Media Technologies, Inc., a Delaware corporation (the "Company"), on Form 10-QSB for the quarter ended June 30, 2007, as filed with the Securities and Exchange Commission on the date herein (the "Report"), I, Mark Mayo, Chief Financial Officer of the Company, respectively, do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Mark Mayo
----------------------------------------------------
Mark Mayo
Chief Financial Officer and Chief Accounting Officer
September 12, 2007

[A signed original of this written statement required by Section 906 has been provided to Connected Media Technologies, Inc. and will be retained by Connected Media Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.]